EXHIBIT 23.9
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement on Form S-3 of Liberty Global, Inc. of our report dated July 16, 2004 with respect to the consolidated financial statements of Suez Lyonnaise Telecom as of December 31, 2003, 2002 and 2001 and for the years then ended, and to the reference to our firm under the heading “Experts” in this Registration Statement.

Paris, France, September 22, 2005.

Barbier Frinault & Autres
Ernst & Young

/s/ Bruno Bizet
Bruno Bizet